Creation and promotion service Agreement of 2022

Client (hereinafter referred to as "Party A"): Xiamen No.2 Future Technology Co., Ltd

Address: Legal Representative / Authorized
Representative, 12th Floor, Hongxing Erke
Building, No.11, Hualien Road, Guanyin Mountain,
Siming District, Xiamen City: Legal
Representative: Liu Jianhui

Service Party (hereinafter referred to as "Party B"):
Xiamen Star Fashion Culture and Media Co., Ltd.
Address: One of Room 2008, No.25, Jiahe Road, Siming
District, Xiamen City
Legal Representative / Authorized Representative: Zhan Jie

In order to give full play to the respective resource advantages of both parties, Party A and Party B work together, and Party B accepts the entrustment of Party A to provide guest invitations, video creation and publicity services for the "2022 General Mobilization" project. In accordance with the relevant provisions of the relevant laws of the People's Republic of China, Party A and Party B, based on the principle of good faith and mutual benefit, reach the following agreement in order to jointly abide by:

Statement and Guarantee:

first party:

1. Party A is a lawfully established and legally existing enterprise, and it has the right to sign and have the ability to perform this Agreement.

2. The procedures required for Party A to sign and perform this Agreement have been completed and are legal and valid, or they shall be applied for by Party A according to law.

3. At the time of signing this Agreement, no court, arbitration agency, administrative authority or regulatory agency has made any judgment, ruling,

ruling, award or specific administrative act sufficient to have a material adverse impact on Party A's performance of this Agreement.

4. All the internal authorization procedures required by Party A to sign this Agreement have been completed, and the signatory of this Agreement is the legal representative or authorized representative of Party A. This Agreement shall become legally binding upon both parties after it comes into force.

second party:

1. Party B is a lawfully established and legally existing enterprise, and it has the right to sign and have the ability to perform this Agreement.

2. All procedures required for Party B to sign and perform this Agreement have been completed and are legal and valid.

3. At the time of signing this Agreement, no court, arbitration agency, administrative authority or regulatory agency has made any judgment, ruling, ruling or specific administrative act sufficient to have materially and adversely affected Party B's performance of this Agreement.

4. All the internal authorization procedures required for Party B to sign this Agreement have been completed, and the signatory of this Agreement is the legal representative or authorized representative of Party B. This Agreement shall become legally binding upon both parties after it comes into force.

1. service content

1. Party B shall make use of its professional advantages to provide Party A with guest invitation, video creation and publicity according to party A's needs

For the promotion services, see the appendix, which has the same legal effect as this Agreement.

2. Service period

The execution service period of the Agreement shall be from February 1,2022 to June 5,2022 (the specific time is subject to the agreement of both parties). Unless the contract shall be automatically terminated upon expiration.

3. Video production requirements

Length: 3 minutes per video, 30 issues in total.

Quantity and video specifications: HD, video electronics (MOV / MPG 4), 1 quantity is delivered by data CD or electronic file;

Production script: Party A shall be responsible for providing the materials required for the activity \ project, and Party B shall provide the production creative script.

4. Guest

Invitation Party

A is required to

designate

invited guests:

Video recording time: February 1,2022 to March 5,2022 (the specific time is subject to the final negotiation between both parties). Party B will invite guests to arrive at the shooting place the day before the shooting and leave one day after the shooting.

2. Service target

Party B shall provide Party A with the video creation, publicity, distribution and promotion agreed upon in this Agreement, that is, the overall support of Party A's overall market policies and strategies in combination with Party A's all-media promotion service, so as to achieve all indicators of the above agreed service contents for Party A.

3. Service confirmation

When Party B performs the service provided under this Agreement, if Party A considers that Party B fails to follow the schedule agreed by both parties, it shall promptly propose to Party B and Party B shall make corrections according to the standards agreed by both parties; Party B shall submit the project report and project closing report to Party A according to

the completion of the service project, and Party A shall serve as the basis for Party A to confirm Party B's service results.

Iv. Service fee and payment method

1. The service fee (including tax) of this Agreement is RMB 5,000,000 (in words: RMB five million only);

2. Payment terms:

1) Party B shall charge the service fees according to the following arrangement:

2) Party A shall pay the above total amount in two batches, and the specific payment arrangement is as follows:

1. Within 5 working days from the signing date of the Contract, Party A shall pay Party B 50% of the advance payment, that is, RMB 2,500,000 (in words: RMB Two million and five hundred thousand only);
2. After receiving the special VAT invoice provided by Party B, Party A shall pay the remaining amount within 90 working days, that is, RMB 2500,000 (in words: RMB two million and five hundred thousand only);

3) During the period when Party B provides services to Party A, Party B shall mention the third party costs or expenses incurred by separate project approval

It shall not be executed after notifying Party A and obtaining written approval and both parties shall sign a supplementary agreement, otherwise Party A shall not recognize any cost or expense.

4) If Party A requires Party B in writing to undertake the services other than the scope of work stipulated in the "Appendix I" hereof, the parties shall separately agree on the fee and sign a supplementary agreement. Before the execution of the service, Party B shall submit the budget sheet of the project service fee and the third party cost to Party A for written consent.

5) Party A shall only bear the expenses specified herein. Any increase in expenses shall be written agreed by Party A in advance, otherwise Party A has the right not to pay and shall not bear any liability.

6) After this Contract becomes effective, Party B shall submit the original VAT invoice for service charges receivable to Party A during the service period and guarantee that the invoice is valid and valid; Party A shall remit the corresponding amount to Party B's account within the agreed time after Party B fully performs its obligations.

Party B shall accept the payment in cash, check or bank remittance. The account designated by Party B is: Bank: Xiamen Jiangtou Sub-branch of China Merchants Bank Co., Ltd

Account: Xiamen Star Fashion Culture and Media Co., Ltd

Account number:

592903650710501

Invoice Information of Party A:

Company name: Xiamen Second Future Technology Co., LTD.

Taxpayer identification number:

91350200MA349NWE6B

Registered address: Room 1214, No.611, Sishui Road, Huli District,

Xiamen City, Bank Account number:

40386101040009359

Bank: Agricultural Bank of China Software Park Sub-branch

7) Bank of deposit: If Party A delays the information, including but not limited to the compliance VAT invoice specified by Party B, Party A has the right to extend the corresponding payment time and does not recognize any liability.

5. Responsibilities and obligations of Party A

1. Party A shall cooperate with Party B, provide necessary conveniences for the smooth progress of Party B's work, and guarantee to strictly abide by all the terms and conditions hereof.

2. Party A shall provide basic information and relevant information related to the status of the project, brand style positioning, market strategy and other brand operation and network promotion, and ensure the authenticity. If Party B has any objection to the information and information, party B shall raise it in writing to ensure the effective implementation of the project.

3. Party A shall be responsible for arranging and arranging all the facilities and equipment of the performance venue, including lighting, sound, special effect equipment and rent

All expenses of the performance venue. And guarantee that all equipment, facilities and safety measures during the performance of this Agreement comply with the relevant requirements, and the loss and / or liability related to the equipment, facilities or any other articles shall be borne by Party A; if the guests are injured or sick by the performance of this Contract, and / or cause injury to any third party and / or cause the guests and entourage to be liable to any third party, Party A shall fully solve the problem, bear all costs, and bear all compensation liability to the third party.

4. Party A shall be responsible for organizing security personnel to maintain the order of the performance site, maintain the good order of the recording site, and take reasonable and effective measures to avoid the risks that may lead to the chaos of the program recording site and endanger the personal safety of Party B.

5. After Party B completes the corresponding contents and contractual obligations agreed herein and has no breach of contract, Party A shall timely pay the relevant service fees to Party B as agreed by both parties.

6. If Party A needs to change the shooting requirements, it shall notify Party B [3] working days in advance and confirm the requirements after the change.

7. Party A has the right to require Party B to adjust the specific execution time, promotion type, promotion content, and the designated address linked to the promotion according to Party A's product delivery needs, promotion objectives, and advertising effect, and Party B shall make the adjustments according to Party A's requirements. Party A shall send a notice of adjustment to Party B 2 working days in advance.

8. If Party A has any objection to the implementation of Party B (including that there is any mistake, omission or any other violation of this Agreement), Party A shall timely propose to Party B, and Party B shall modify and reissue it in accordance with the requirements of this Agreement.

9. Party A shall make phased evaluation of Party B's work according to the stage project report submitted by Party B, and notify Party B in writing of the evaluation result. If there is any objection, party B shall timely submit to Party B in writing, and Party B shall correct it timely and effectively and adjust the service strategy.

10. If any new network event occurs or the communication environment changes during the agreed service period, both parties shall actively

communicate and agree to adjust the service direction and content to achieve the win-win goal.

Vi. Party B's responsibilities and obligations

1. Party B warrants that it shall perform its obligations in a full and timely manner as agreed by both parties. Without the prior written permission of Party A, Party B shall not transfer or in of the services under this Agreement to any third party for execution.

2. Party B undertakes not to accept any hostile or competitive business entrustment against Party A or the project, and will try its best to safeguard the interests of Party A.

3. In case of any new network event or change in the communication environment during the agreed service period, Party B shall actively communicate with Party A and both parties agree to adjust the service direction and content so as to achieve the win-win goal.

4. Party B shall ensure that the invited guests shall not withdraw from the shooting of the program on the premise that Party A has not made the first breach of the contract. On the premise that Party A fails to breach the contract, the guests invited by Party B shall not interrupt or terminate party B's responsibilities and obligations under this Contract without the acceptance of the contract from Party A without the consent of the production team.

5. Party B shall assume the confidentiality obligation. Without the permission of Party A, Party B shall not provide (disclose) the materials and documents obtained from Party A to a third party (including but not limited to the agreement text, planning plan, implementation plan, communication information involved in this Agreement,

Email) and warrants the use of such materials and documents only for the purposes of this Agreement.

6. Party B confirms and agrees that, due to the particularity of the content and mode of the contract, it shall not disclose the contents of the project in advance in any way before the release of the project agreed herein, and shall ensure that its employees, relevant staff and partners also comply with this obligation. Without the permission of Party A, all materials provided by Party A to Party B shall not use them for purposes other than this Agreement or authorize any third party to use them, disclose the content and materials, or transcribe or edit the materials in any way.

7, party b to ensure that in the process of service project execution, not for party b itself infringes upon the legitimate rights and interests of any third party, will not violate national laws and regulations, strictly abide by the central propaganda department, the state administration of press and publication, radio, film and television ministries and other relevant laws and regulations, strictly grasp the program propaganda of political public opinion and social values orientation. If party B involves the use of the content by a third party, it shall guarantee to solve the corresponding copyright or possible use, otherwise, Party B shall compensate Party A for any losses caused by all disputes arising therefrom.

8. Party B shall ensure that the invited guests agree that Party A has the right to publicly transmit its performance to live performances, audio and video recordings, copy and distribute audio and video-recorded audio and video recordings, and disseminate its performance to the public through television and information network, etc. At the same time, Party B warrants that Party A or the third party designated by Party A has the right to use the purpose of promoting the program or to allow others to use the names, voices, photos of portraits, screenshots, posters and videos in the program.

9. Party A shall independently enjoy the complete and permanent intellectual property rights of all party B's work achievements (including but not limited to video finished / semi-finished products, media promotion activity planners, case, material design, production, poster and video production, and final products / semi-finished products of planning and publicity design scheme) by Party A. Without the written authorization of Party A, Party B shall not disclose or use it externally.

10, under this contract in addition to party a can directly release the relevant publicity information, data, such as the publicity related promotional materials made by party b, party b shall be in hair, before the specific content of relevant promotional materials, release time in writing to party a, confirmed by party a written consent to the other party. Party B warrants that it has the legal right to release the publicity and promotion platform under this Agreement and has the right to release the publicity and promotion information to Party A on the release platform.

11. Party B guarantees that the execution, publicity and release of all information under this Agreement (except the information directly provided by party A) will not cause any negative impact to party A and / or party A and / or participate in the project campaign, or cause a third claim to party A, or have any violation of laws and regulations and relevant normative documents, otherwise, all responsibilities resulting therefrom shall be borne by party B, if party A suffers losses, Party B shall be liable for compensation to Party A.

12, party b shall be in this agreement all the promotion plan completed within 10 working days after the overall summary report, including cooperation during the promotion name, the date of the activity, activity location, activity / content, the video, pictures, media publicity pictures, network screenshots, report video, all the execution of the content. The report shall serve as the basis for Party A's acceptance of the implementation of the agreement with Party B, and Party A may pay the corresponding proportion of service fees according to the actual completion of the content.

Vii. Liability for breach of contract

1. Unless otherwise agreed herein, if either party breaches its obligations hereunder, the breaching party shall receive the request of the non-breaching party

On the date of written notice of correcting the breach, the breach shall be stopped immediately.

2. If either party breaches its obligations in this Agreement, the other party shall have the right to claim compensation from the other party in accordance with the relevant provisions of this Agreement and the relevant laws of the People's Republic of China.

Viii. Force Majeure

1. If either party is unable to perform part or all of its obligations due to unforeseeable force majeure events, such as war, earthquake, strike, riot, judicial and government restrictions beyond the reasonable control of the parties, the affected party shall promptly notify the other party and issue reasonable proof, otherwise this Agreement shall be terminated and the parties shall not be held liable.

2, due to the limitation of the newly issued laws, regulations and rules or the party's policies and government regulations (including and not limited to the decision of the state administration of radio, film and other relevant departments) requirements, affect the production, broadcast or party b's work plan, line, both sides shall not bear the responsibility, party b shall timely return party a full payment but party b fails to perform the obligations under the contract corresponding to all the money.

Ix. Contact information

1. All notices required to be issued by the parties and notices and requirements in connection with this Agreement shall be delivered in writing and may be delivered by means of letters, fax, email, in-face delivery, etc. If the above means cannot be served, the service may be made by public announcement.

2. If a party changes the mailing address, it shall notify the other party in writing within two days from the date of the change; otherwise, the party without notification shall bear the corresponding responsibilities arising therefrom.

3. Any change to this Agreement shall be made in writing and shall come into force only after being signed by both parties.

X. Settlement of disputes

1. This Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China.

2. Any dispute arising from the performance of this Agreement shall be settled by the parties through negotiation or mediated by the relevant departments; if the negotiation or mediation fails, the following one shall be applied   (1)   How to solve:

(1) Submit it to Xiamen Arbitration Commission for arbitration;

(2) Bring a lawsuit with the people's court where the plaintiff is located according to law.

Xi. Supplementary Provisions

1. The Agreement and its Appendix I, Appendix II and Annex III shall become the sole and complete agreement and understanding of the parties concerning the matters agreed herein, and shall supersede and abolish any agreement, negotiation, commitment or statement made orally or in writing prior thereto.

2. Any modification or alteration of any provision of this Agreement shall be confirmed by the parties, and any other alteration, deletion or addition not confirmed by both parties shall be invalid.

3. The title of this Agreement and the title of the terms thereof are formulated for the convenience of retrieval and shall not be used to explain the meaning of the Agreement.

4. This Agreement shall come into force upon the official seals / special seals for Contract by both parties and shall automatically terminate upon the performance of all obligations hereunder.

5. This Agreement is made in duplicate, with each party holding one copy. Matters not covered herein shall be governed by relevant laws and regulations. In the absence of such provisions, party A and Party B may reach a written supplementary agreement. The annexes and supplementary agreements to this Agreement shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

6, party b shall not to party a and its affiliates and any third party employees or management, staff and their close relatives, or its participation in the entity or organization, directly or indirectly pay any commission, remuneration or rebates, or give equity reward, or provide any gifts, securities, physical, etc. At the same time, Party B shall be obliged to disclose to Party A the equity information directly or indirectly held by the above personnel. If Party B violates the above provisions, the serious case shall be deemed as a breach of contract. Party A shall have the right to notify Party B in writing and unilaterally terminate this Contract, while taking further legal measures according to law

Rights, Party B shall bear the actual losses caused to Party A or its affiliates.

[No text available below]

first party:	second party:
	Authorized
date: 2022年 1 月 7 日	Representative: Date: 2022年 1 月 7 日

Annex Ⅰ:

class	order number	project	detail	quantity	unit	unit-price	total
Outreach staff	1	distinguished guest		1	Item	17880	17880
	2	Travel expenses		1	Item	11920	11920
	Total (excluding tax):						29800
	Total (tax included):						32482
	Final preferential price:						30000

Attachment Ⅱ: Quotation List

order number	content	detail	quantity	unit	designated time	unit-price	amount of money
1	Video shooting	Includes shooting equipment, lights, light systems, actors, post-editing, etc	3	minute	40	20860	2503200
2	meals		1	Item	1	11920	11920
3	site use fee		1	Item	1	29800	29800
subtotal:							2544920
Tax amount included:							27739628
Final preferential price:							2770000

Annex III: Promotion Service Table of 2022

order number	Media location	quantity	unit-price	Purchase unit price	total
1	Iqiyi mobile terminal native video information flow advertising nationwide general investment (dynamic)	21000	cpm	70	1470000
2	Watermelon video recommended information stream-intelligent Preferred delivery (dynamic)	20000	cpm	80	1600000
3	Weibo mobile terminal information flow-recommendation view Frequency (dynamic)	12000	cpm	70	840000
4	The whole network of 50 PR press release publicity	50	a piece of writing	500	25000
subtotal:					3935000
A 50% discount:					1967500
5	Sina app boot screen advertising	8	sky	75000	600000
subtotal:					600000
A discount of 4%:					240000
amount to:					2207500
Final preferential price:					2200000